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                                                                    Exhibit 21.1







                           SUBSIDIARIES OF REGISTRANT




                                                                 Jurisdiction of
Name                                                               Incorporation
----                                                             ---------------

Keyboard Acceptance Corporation                                      Delaware

The Wurlitzer Company                                                Delaware

Baldwin Trading Company                                              Ohio

Signature Leasing Company                                            Ohio

The Baldwin Piano Company                                            Canada
         (Canada) Limited

Fabricantes Tecnicos, S.A.                                           Mexico

Servicios Baldwin, S.A.                                              Mexico

Immobiliaria Baldwin, S.A.                                           Mexico

Korean American Musical Instrument                                   Korea
         Corporation